Exhibit 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of September 28, 2023 by and between Viridian Therapeutics Inc., a Delaware corporation with a principal business address at 221 Crescent Street, Suite 401, Waltham, MA 02453 (the “Company”), and Seth Harmon, with an address at 74 Chebacco Road, Hamilton, MA 01982 (“Executive”).

WHEREAS, the Company and the Executive are parties to an Employment Agreement, effective as of April 24, 2023 (the “Agreement”) and the Company and Executive wish to amend the terms of the Agreement as set forth below, effective September 12, 2023.

NOW THEREFORE, it is hereby agreed as follows:

1.Section 5(a) of the Agreement shall be deleted in its entirety and replaced with the following:

(a) Base Salary. During Executive’s employment with the Company, the Company shall pay Executive a base salary at the annual rate of $410,000 USD less payroll deductions and withholdings, which shall be payable in accordance with the standard payroll practices of the Company, pursuant to which Executive will be compensated on a semi-monthly basis. The Executive’s base salary shall be subject to periodic review and adjustment by the Board from time to time in the discretion of the Board.

2.Section 8(b)(i) of the Agreement shall be deleted in its entirety and replaced with the following:

(b) Executive shall receive continued payment of Executive’s Base Salary (as defined below) for twelve (12) months after the date of such termination (the “Severance Period”), paid over the Company’s regular payroll schedule.

3.Except as expressly provided in this Amendment, all other terms, conditions, and provisions of the Agreement shall continue in full force and effect as provided herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Agreement.

4.This Agreement may be executed in any number of counterparts, each of which will be deemed an original, including via e-mail delivery of a portable document data file (“.pdf”) or similar electronic means, but all of which together constitute one and the same instrument.

[Signature page to follow]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

Viridian Therapeutics, Inc.    Executive

By: /s/ Scott Myers                    By: /s/ Seth Harmon
Scott Myers                                Seth Harmon
President and CEO
Date: Sep 28, 2023                    Date: Sep 28, 2023

CONFIDENTIAL